United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2007

ALLOY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26023	04-3310676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 West 26th Street, 11th Floor

New York, NY 10001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 244-4307

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a), (b), (d), (e) and (f): Not applicable.

(c) On August 2, 2007, Alloy, Inc. (“Alloy” or the “Company”) announced that Joseph D. Frehe, age 42, has been promoted to Chief Financial Officer effective as of July 30, 2007. Mr. Frehe will be paid an annual base salary of $240,000 per year and is eligible to receive up to 25% of his base salary in a cash bonus at the discretion of management and the board of directors of Alloy. He also is eligible to receive an annual award of restricted stock at the discretion of management and the board of directors. Upon his promotion, the board of directors granted Mr. Frehe 5,230 shares of restricted stock.

Mr. Frehe joined Alloy in 2000 and most recently served as the Company’s Senior Vice President of Finance managing all corporate finance functions, including SEC reporting. Prior to that he held various positions at the Company, including Vice President-Finance, Assistant Controller and Director of Financial Integration. Prior to joining Alloy, Mr. Frehe held corporate finance and controllership positions at Trans Union LLC, a credit reporting company. Mr. Frehe holds a Bachelor of Science in Accounting from the University of Illinois and is a member of the Illinois Certified Public Accounting Society.

There is no family relationship between Mr. Frehe and any director, executive officer, or person nominated or chosen by Alloy to become a director or executive officer. In addition, there are no transactions between Alloy and Mr. Frehe or any member of Mr. Frehe’s immediate family of the type set forth in Item 404(a) of Regulation S-K.

A copy of the press release relating to this event is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release dated August 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY, INC.

Date: August 3, 2007	/s/ Matthew C. Diamond
Matthew C. Diamond
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
(d)	Exhibits.

99.1	Press Release dated August 2, 2007.